Exhibit 99.1

ADTRAN, Inc. Reports Results for the Fourth Quarter 2013 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--January 21, 2014--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2013. For the quarter, sales were $159,094,000 compared to $139,756,000 for the fourth quarter of 2012. Operating income was $10,639,000 compared to $2,874,000 for the fourth quarter of 2012. Net Income was $11,840,000 compared to $3,961,000 for the fourth quarter of 2012. Earnings per share, assuming dilution, were $0.20 compared to $0.06 for the fourth quarter of 2012. Non-GAAP earnings per share were $0.25 compared to $0.11 for the fourth quarter of 2012. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “We had a solid quarter with revenue coming in at 14% over the same period last year. Growth was driven by our core product areas, Broadband Access, Internetworking and Optical, which were up 25%. Strong performances in EMEA and Latin America helped drive our international revenue up 78%. Our strategy towards geographic diversification continued to pay benefits during the quarter and we believe we are well positioned for the future as our customers leverage technology advancements to improve their competitive position.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2013. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 6, 2014. The ex-dividend date is February 4, 2014 and the payment date is February 20, 2014.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 22, 2014 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the quarter ended September 30, 2013. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet (Unaudited) (In thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$58,298	$68,457
Short-term investments	105,760	160,481
Accounts receivable, net	85,814	81,194
Other receivables	18,249	16,253
Inventory	90,111	102,583
Prepaid expenses	4,325	4,148
Deferred tax assets, net	17,083	13,055
Total Current Assets	379,640	446,171

Property, plant and equipment, net	76,739	80,246
Deferred tax assets, net	9,622	10,261
Goodwill	3,492	3,492
Other assets	11,180	13,482
Long-term investments	309,225	332,729

Total Assets	$789,898	$886,381

Liabilities and Stockholders' Equity
Accounts payable	$48,282	$42,173
Unearned revenue	22,205	38,051
Accrued expenses	12,776	10,309
Accrued wages and benefits	14,040	15,022
Income tax payable, net	5,002	1,211
Total Current Liabilities	102,305	106,766

Non-current unearned revenue	14,643	23,803
Other non-current liabilities	22,144	17,406
Bonds payable	46,200	46,000
Total Liabilities	185,292	193,975

Stockholders' Equity	604,606	692,406

Total Liabilities and Stockholders' Equity	$789,898	$886,381

Consolidated Statements of Income (Unaudited) (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Sales	$159,094	$139,756	$641,744	$620,614
Cost of sales	82,230	72,373	332,858	303,971

Gross Profit	76,864	67,383	308,886	316,643

Selling, general and administrative expenses	33,284	31,393	129,366	134,523
Research and development expenses	32,941	33,116	131,055	125,951

Operating Income	10,639	2,874	48,465	56,169

Interest and dividend income	1,991	2,006	7,012	7,657
Interest expense	(588)	(591)	(2,325)	(2,347)
Net realized investment gain	1,665	2,197	8,614	9,550
Other income (expense), net	610	(82)	(911)	183
Gain on bargain purchase of a business	-	-	-	1,753

Income before provision for income taxes	14,317	6,404	60,855	72,965

Provision for income taxes	(2,477)	(2,443)	(15,061)	(25,702)

Net Income	$11,840	$3,961	$45,794	$47,263

Weighted average shares outstanding - basic	57,178	62,542	59,001	63,259
Weighted average shares outstanding - diluted (1)	57,777	62,690	59,424	63,774

Earnings per common share - basic	$0.21	$0.06	$0.78	$0.75
Earnings per common share - diluted (1)	$0.20	$0.06	$0.77	$0.74

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net Income	$11,840	$3,961	$45,794	$47,263

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	1,409	(2,071)	629	(52)
Defined benefit plan adjustments	1,061	(1,952)	1,061	(1,952)
Foreign currency translation	(707)	(21)	(2,205)	170

Other Comprehensive Income (Loss), net of tax	1,763	(4,044)	(515)	(1,834)

Comprehensive Income (Loss), net of tax	$13,603	$(83)	$45,279	$45,429

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Twelve Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$45,794	$47,263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,628	14,079
Amortization of net premium on available-for-sale investments	5,956	8,257
Net realized gain on long-term investments	(8,614)	(9,550)
Net (gain) loss on disposal of property, plant and equipment	3	(214)
Gain on bargain purchase of a business	-	(1,753)
Stock-based compensation expense	9,073	9,264
Deferred income taxes	(4,058)	(3,785)
Tax benefit from stock option exercises	169	1,905
Excess tax benefits from stock-based compensation arrangements	(158)	(1,456)
Change in operating assets and liabilities:
Accounts receivable, net	(4,022)	(4,365)
Other receivables	(1,549)	2,977
Inventory	11,479	7,163
Prepaid expenses and other assets	(11)	(1,045)
Accounts payable	5,543	7,265
Accrued expenses and other liabilities	(17,879)	11,583
Income tax payable, net	3,747	(1,960)
Net cash provided by operating activities	60,101	85,628

Cash flows from investing activities:
Purchases of property, plant and equipment	(8,510)	(12,075)
Proceeds from disposals of property, plant and equipment	-	266
Proceeds from sales and maturities of available-for-sale investments	343,567	282,039
Purchases of available-for-sale investments	(261,625)	(282,740)
Acquisition of business	-	7,496
Net cash provided by (used in) investing activities	73,432	(5,014)

Cash flows from financing activities:
Proceeds from stock option exercises	3,629	6,049
Purchases of treasury stock	(124,267)	(39,362)
Dividend payments	(21,412)	(22,813)
Payments on long-term debt	-	(500)
Excess tax benefits from stock-based compensation arrangements	158	1,456
Net cash used in financing activities	(141,892)	(55,170)

Net increase (decrease) in cash and cash equivalents	(8,359)	25,444
Effect of exchange rate changes	(1,800)	34
Cash and cash equivalents, beginning of period	68,457	42,979

Cash and cash equivalents, end of period	$58,298	$68,457

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments (Unaudited) (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2013 and 2012 for both transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$279	$296	$1,142	$1,463

NSN BBA acquisition
Amortization of acquired intangible assets	301	290	1,174	762
Amortization of other purchase accounting adjustments	391	587	1,378	2,305
Acquisition related professional fees, travel and other expenses	16	323	345	4,860

Subtotal	708	1,200	2,897	7,927

Total acquisition related expenses, amortizations and adjustments	987	1,496	4,039	9,390
Provision for income taxes	(328)	(488)	(1,343)	(3,148)

Total acquisition related expenses, amortizations and adjustments, net of tax	$659	$1,008	$2,696	$6,242

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue (adjustments to deferred revenue recognized in the period)	$211	$377	$929	$1,528
Cost of goods sold	102	154	196	1,086

Subtotal	313	531	1,125	2,614

Selling, general and administrative expenses	24	330	399	4,510
Research and development expenses	650	635	2,515	2,266

Subtotal	674	965	2,914	6,776

Total acquisition related expenses, amortizations and adjustments	987	1,496	4,039	9,390
Provision for income taxes	(328)	(488)	(1,343)	(3,148)

Total acquisition related expenses, amortizations and adjustments, net of tax	$659	$1,008	$2,696	$6,242

Supplemental Information Stock-based Compensation Expense (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Stock-based compensation expense included in cost of sales	$131	$118	$465	$422

Selling, general and administrative expense	1,314	1,146	4,443	4,351
Research and development expense	1,112	1,217	4,165	4,491

Stock-based compensation expense included in operating expenses	2,426	2,363	8,608	8,842

Total stock-based compensation expense	2,557	2,481	9,073	9,264
Tax benefit for expense associated with non-qualified options	(374)	(318)	(1,298)	(1,234)

Total stock-based compensation expense, net of tax	$2,183	$2,163	$7,775	$8,030

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP earnings per common share – diluted	$0.20	$0.06	$0.77	$0.74

Acquisition related expenses, amortizations and adjustments	0.01	0.02	0.05	0.10
Stock-based compensation expense	0.04	0.03	0.13	0.13
Gain on bargain purchase of business	-	-	-	(0.03)

Non-GAAP earnings per common share – diluted	$0.25	$0.11	$0.95	$0.94

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220